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                                                                   EXHIBIT 10.21


                             MCINNES STEEL COMPANY
                              AND ITS SUBSIDIARIES

                          BONUS AND STOCK OPTION PLAN



1. "Profit" for purposes of this Plan shall be defined as pretax profit of McInnes, before corporate administrative charge and before bonus payments. 12.5% of the profit shall be paid in cash bonus to the employees of McInnes based upon the following distribution:

        25% to key employees - maximum of 3 people in this category;

        25% to key managers - which shall be limited to a maximum of 7 people;
        and

        50% to all salaried employees.

2. For every $100,000 of Profit, options for 10,000 shares of Centrum Stock shall be set aside for McInnes management. The stock options shall be at market as of the close of business on the last day of Centrum's fiscal year. The options shall be valid for a 10-year period and be subject to the detailed provisions of Centrum's stock option agreement, similar in form to the stock agreements signed in connection with the merger of Centrum Subsidiary into McInnes Steel Company with respect to "roll-over options." The options shall be distributed as follows:

        60% to "key employees" as described in Section 1 of this Plan; and

        40% to "key managers", which shall be limited to a maximum of 7 people.

  Through fiscal year ended 3/31/96